                               Exhibit No. 23(a)


                          Consent of Ernst & Young LLP

                        Consent of Independent Auditors
                        -------------------------------

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to Houston Biotechnology Inc.'s 1994 Replacement Stock Option Plan, 1994A Stock Option Plan and 1992 Subordinated Stock Option Plan, of our report dated February 6, 1997, except for Note 11 as to which the date is February 28, 1997. with respect to the consolidated financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                         ERNST & YOUNG LLP


Princeton, New Jersey
June 10, 1997